UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

DATAWATCH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19960	02-0405716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(978) 441-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2016, Datawatch Corporation, a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Potrero Capital Research, LLC, Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP and Jack Ripsteen (collectively, “Potrero Capital”).

The description of the Cooperation Agreement set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Cooperation Agreement, the Company has agreed to appoint Charles M. Gillman to the Datawatch Board of Directors (the “Board”), effective immediately, to fill a vacancy created by the retirement of director Dr. Terry Potter. Dr. Potter notified the Board on April 21, 2016 that he will be retiring from the Board due to other commitments, effective immediately. Upon his appointment to the Board, Mr. Gillman will become a member of the Board’s Corporate Governance and Nominating Committee and its Compensation and Stock Committee.

Mr. Gillman is the Executive Managing Director of the IDWR Multi-Family Office ("IDWR"), a multi-family investment firm. IDWR employs a team of analysts with expertise in finding publicly traded companies that require operational enhancement and an improvement in corporate capital allocation. From June 2001 to June 2013, Mr. Gillman was a portfolio manager of certain family office investment portfolios at Nadel and Gussman, LLC. Prior to his employment at Nadel and Gussman, Mr. Gillman worked in the investment industry and as a strategic management consultant at McKinsey & Company.

The terms of the Cooperation Agreement provide that Potrero Capital is subject to customary standstill obligations until the date that is thirty (30) days prior to the last day that stockholders of the Company may timely notify the Company of a nomination to be properly brought before the 2017 annual meeting of the stockholders pursuant to the By-Laws of the Company, as then in effect.

A copy of the Cooperation Agreement is attached hereto as Exhibit 10.1, and a copy of the press release issued by the Company on April 22, 2016 (the “Press Release”) regarding these events is attached hereto as Exhibit 99.1. The foregoing descriptions of the Press Release and Cooperation Agreement are each qualified in their entirety by reference to the full texts of the Press Release and Cooperation Agreement, respectively, each of which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Cooperation Agreement, dated as of April 21, 2016, by and among Potrero Capital Research, LLC, Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP, Jack Ripsteen, and Datawatch Corporation.

99.1	Press Release dated April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2016	DATAWATCH CORPORATION
(Registrant)

	By:	/s/ James Eliason
Name: James Eliason
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of April 21, 2016, by and among Potrero Capital Research, LLC, Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP, Jack Ripsteen, and Datawatch Corporation.

99.1	Press Release dated April 22, 2016.